UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2015

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31A Leningradsky Prospekt Moscow, Russia	125284
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6347

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 22, 2015, CTC Media, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 2 (the “Amendment”) to that certain Framework Agreement (the “Agreement”), dated September 24, 2015, as amended by Amendment No. 1 thereto dated December 15, 2015, by and between the Company and UTV-Management LLC, a company organized and existing under the law of the Russian Federation (the “Purchaser”), for the acquisition by the Purchaser (the “Sale”) of 75% of the outstanding participation interests in the Company’s wholly owned subsidiary, CTC Investments LLC (“CTC Investments”).

Pursuant to the Amendment, the parties thereto agreed to amend the Agreement as follows:

•                  The Purchaser shall waive certain adjustment of the Purchase Price (as defined in the Agreement) as it relates to the indebtedness of the Kazakhstan business being acquired by the Purchaser.

•                  The Purchaser shall waive certain adjustment of the Purchase Price (as defined in the Agreement) as it relates to the Litigation Indemnity (as defined in the Agreement).

•                  The Purchaser shall waive certain conditions to the closing of the Sale.

•                  To make certain technical amendments.

The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such Amendment, which is attached hereto as Exhibit 10.1 to this Form 8-K pursuant to Item 9.01, which is incorporated herein by reference.  The Amendment has been included to provide investors and stockholders with information regarding its terms.  It is not intended to provide any other factual information about the Company.

Item 9.01.             Financial Statements and Exhibits

(d)  Exhibits

10.1	Amendment No. 2, by and between CTC Media, Inc. and UTV-Management LLC, dated December 22, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: December 22, 2015	By:	/s/ YULIANA SLASHCHEVA
Name: Yuliana Slashcheva
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2, by and between CTC Media, Inc. and UTV-Management LLC, dated December 22, 2015